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                                                                   EXHIBIT 10.17

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made in duplicate, by and between ESSMAN LABORATORY PHYSICIANS, JACKSONVILLE, P.A., hereafter called the "Employer," and DENNIS M. SMITH, JR., M.D., hereafter called the "Employee."

     WHEREAS, Employee is duly licensed and otherwise legally authorized to practice medicine; and

     WHEREAS, the Employer is a corporation duly authorized to engage in every aspect of the practice of said profession and all its fields of specialization.

     NOW, THEREFORE, in consideration of the premises and of the promises herein contained, the parties covenant and agree as follows:

     1.   RECITALS:

          The above recitals are true and correct and are made a part hereof.

     2.   EMPLOYMENT:

          The Employer agrees to employ the Employee from October 1, 1985 until September 30, 1986 (such period being referred to hereafter as the "initial term"), as a physician for the purpose of rendering, on behalf of the Employer, professional medical services (including consulting and advice) to such members of the general public as are, or hereafter shall be, accepted as patients by the Employer. Unless otherwise terminated, such employment shall be extended from year to year subsequent to the initial term. The initial term and any extension thereof is hereafter referred to as the "period of active employment." This Agreement may be terminated at the end of the initial term or at the end of any extension thereof upon thirty (30) days' written notice prior to the end of such period of active employment or as otherwise provided herein.

     3.   COMPENSATION:

          During the period of active employment, as defined above, the Employer, in addition to incentive or bonus payments allocable to the Employee, agrees to pay the Employee as compensation for the services of the Employee, as follows:

          (a) A basic annual salary of not less than $240,000.00 payable pro rata at the end of each month for which services are rendered.

          (b) Reimbursement for reasonable expenses actually incurred by the Employee in the furtherance of the Employer's

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business, including, but not limited to, entertainment and attendance at professional conferences, conventions and institutes, provided proper itemization of said expenses is furnished the Employer by the Employee.

          (c) Employer shall purchase on Employee's behalf medical insurance coverage for employee, his spouse and his dependents. Employee shall have the obligation to designate the policy to be purchased pursuant to this paragraph; provided, however, that Employer shall have the right to decline to purchase the selected policy, in which event, Employer shall select the policy to be purchased for such purposes. In all events, the Employer shall have the right to request that such policy provide for the maximum deductible amounts under the policy provided by policies of designated insurors.

          (d) Reimbursement for expenses related to medical diagnostic procedures, including, but not limited to, routine medical examinations, blood tests, x-rays, routine dental examinations, including x-rays, eye tests and routine optical visits, and cost of travel for same at the rate of 20 cents per mile. No reimbursement shall be made under this subparagraph for sums paid for by medical insurance.

          (e) Aggregate bonuses, director's fees (if applicable), management committee fees and S corporation distributions comparable to the aggregate bonuses, director's fees, management committee fees and S corporation distributions provided to persons similarly situated payable on or about the end of each term of this Agreement, the aggregate of such bonuses, director's fees, management committee fees and S corporation distributions not to exceed, as to any one fiscal year, $50,000; provided, however, that if this Agreement is still in effect for the fiscal year beginning October 1, 1988, the aggregate shall not exceed $100,000 for the fiscal year beginning October 1, 1988. Notwithstanding the foregoing, there shall be no limitation on the amount of such bonuses, director's fees, management committee fees and S corporation distributions for each one year term of this Agreement during which the Employee is employed by the Employer occurring after September 30, 1989, but only if, on or before June 30, 1990, the Employee has exercised all of his options to purchase the common stock of Essman, Davis, Songster Laboratory Physicians, P.A. and Essman Laboratory Physicians, Jacksonville, P.A. pursuant to the Stock Purchase Agreement dated as of September 30, 1986 by and among Richard A. Essman, M.D., Larry J. Davis M.D., Curtis L. Songster, M.D., and Dennis Smith, M.D. For purposes of this provision, the aggregate bonuses, director's fees, management committee fees and S corporation distributions paid by Essman, Davis, Songster Laboratory Physicians, P.A. and Essman Laboratory Physicians, Jacksonville, P.A. to their senior physician employees shall conclusively be deemed comparable to the aggregate bonuses, director's fees, management committee fees and S corporation distributions provided to persons similarly situated.

                                       2.
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     4.   VACATION:

          The Employee shall be entitled to vacations with pay in accordance with the vacation policy of the Employer promulgated from time to time by the Employer.

     5.   WORKING FACILITIES:

          (a) The Employee shall be furnished with an office, stenographic help, and such other facilities and services as are suitable to his position and adequate for the performance of his duties hereunder.

          (b) Employee is required to maintain a telephone in his home for use in his work. Employer agrees to reimburse Employee for the expense of maintaining such telephone.

          (c) Employee is required to furnish his own automobile for use in his work. Employer shall reimburse Employee for that portion of use of such automobile as is allocable to Employer's business.

          (d) The Employer shall also furnish professional liability insurance in such amounts as Employer from time to time determines to be appropriate.

     6.   FEES AND PATIENTS:

          (a) All fees, compensation, monies and other things of value received or realized as a result of the rendition of professional medical services by the Employee shall belong to or be paid and delivered to the Employer.

          (b) All patients treated by Employee are patients of the Employer and shall be dealt with by Employee for and on behalf of Employer.

          (c) The Employer shall have the exclusive authority to fix, and to determine for fixing, fees to be charged to patients. The Employer shall have the exclusive authority to determine who will be accepted as patients and the exclusive authority for designating which professional employee of Employer will serve each patient as well as the professional policies and procedures to be followed by the Employee.

     7.   DUTIES:

          The Employee accepts employment with the Employer on the terms and conditions herein set forth and agrees that during the period of active employment, as defined above, he will devote his full business time and attention to the rendition of professional medical services on 'behalf of the Employer and to the furtherance of the Employer's best interests. The Employee agrees that in the rendition of such professional medical services and

                                       3.
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in all aspects of his employment, he will comply with such reasonable policies, standards and regulations of the Employer as are from time to time established, and will carry out any duties as a physician to the best of his professional ability. The Employee agrees to fully carry out any duties that the Employer may give him, provided that such duties are not in conflict with applicable standards of medical practice in Jacksonville, Florida. The Employee agrees that, if requested so to do, he will serve as an officer and as a director of the Employer without further pay.

     8.   EXTENT OF SERVICES:

          During the period of active employment, as defined above, the Employee shall not undertake any professional medical business except for the benefit of the Employer, unless the Employer shall consent thereto. The Employee may engage in other business activities that do not conflict herewith which are approved by the Employer.

     9.   FAILURE TO FURNISH INSURANCE BENEFITS:

          In the event of a failure of Employer to pay any insurance premiums or provide any insurance coverage provided for by this Agreement or otherwise, including but not limited to health, disability, casualty or liability insurance of any kind or nature, Employer's liability shall be limited to the amount of the premiums paid or to be paid for such insurance and in no event shall Employer be held liable for any further or greater damage for the failure to provide' neglect, such insurance, whether the same be the result of Employer's neglect, default, or otherwise, or the default, neglect, or failure to provide coverage by any other person.

     10.  AUTOMATIC TERMINATION FOR CAUSE:

          If the Employee for any reason ceases to be an active member of the medical profession in good standing and duly licensed or otherwise legally authorized within the State of Florida to render the same professional service as the Employer, then, in any such event, all employment and relationship of the Employee with the Employer shall automatically and immediately stand completely severed and terminated.

     11.  EMPLOYER'S DETERMINATION OF TERMINATION FOR CAUSE:

          In addition to termination hereof as provided by paragraphs 10 and 13 hereof, this agreement may be terminated by the Employer at any time upon the occurrence of one or more of the following events:

          (a) In the event the Employee shall fail or refuse to comply with the policies, standards and regulations of the Employer from time to time established and such failure or refusal shall not have been cured within thirty
(30) days

                                       4.
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after the Employer notifies the Employee in writing of such failure or refusal;
or

          (b) In the event the Employee shall be guilty of fraud, dishonesty or other acts of misconduct in the rendering of professional medical services on behalf of the Employer; or

          (c) In the event the Employee shall fail or refuse to faithfully or diligently perform the provisions of this agreement or the usual and customary duties of his employment and such failure or refusal shall not have been cured within thirty (30) days after the Employer notifies the Employee in writing such failure or refusal; or

          (d) In the event of a bona fide determination by the Employer to sell or reduce to cash substantially all of the assets of the Employer, or to distribute the Employer's assets in liquidation, or to discontinue the practice of medicine by the Employer; or

          (e) In the event the Employee makes an assignment for the benefit of creditors; or

          (f) In the event the Employee files a voluntary petition in bankruptcy or becomes the subject of an involuntary petition in bankruptcy.

     12.  DEATH AND DISABILITY:

          (a) If the Employee dies during the term of this employment, the Employer shall pay to the estate of the Employee the compensation which would otherwise be payable to the Employee up to the end of the month in which his death occurs. In addition, the Employer shall pay $5,000 within sixty (60) days after the death of the Employee to the widow of the Employee, or, if he is not then survived by his widow, to the Employee's surviving children, in equal shares, or, if there are no such surviving children, to the estate of the Employee. Provided, however, the Employee may at any time and from time to time change the designated beneficiary hereunder by a writing delivered to the Employer and signed by the Employee.

          (b) In the event the Employee is disabled because of accident or sickness, his compensation, which would otherwise be payable, shall be paid until the end of the month in which disability occurs. Thereafter, there shall be no further obligation to pay the Employee under this Agreement.

     13.  EMPLOYMENT BY COMPETITORS:

          (a) Notwithstanding anything in this Agreement to the contrary, if during the initial term or thereafter, this Employment Agreement terminates or if Employee's employment terminates under this Agreement, with or without cause, voluntarily or

                                       5.
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involuntarily, by either party Employee agrees that for a period of two (2)
years after the termination of employment he shall not, within a radius of twenty (20) miles from the then principal office of the Employer or within a radius of the then principal office of Essman, Davis, Songster Laboratory Physicians, P.A., own, manage, operate, control, be employed by, act as an agent for, participate in or be connected in any manner with the ownership, management, operation or control of any business which is engaged in the practice of medicine or any of its subspecialties which are or may be competitive to the business of the Employer or the business of Essman, Davis, Songster Laboratory Physicians, P.A.

          (b) It is the intention of the parties that the Employer be given the broadest protection allowed by law with regard to the restrictions herein contained. In the event of a breach or a threatened breach by the Employee of provisions in this paragraph, the Employer shall be entitled to an injunction restraining the Employee from such breach or threatened breach. Nothing herein shall be construed as prohibiting the Employer from pursuing any other remedies available to it for such breach or threatened breach including the recovery of damages from the Employee. This covenant on the part of the Employer and Employee shall be construed as an agreement independent of any other provision of this Agreement and the existence of any claim or cause of action by the Employee against the Employer whether predicated upon this Agreement or otherwise shall not constitute a defense to the enforcement by the Employer of this covenant. It is agreed by the Employer and the Employee that if any portion of the covenant set forth in this paragraph 13 are held to be invalid, unreasonable, arbitrary, or against public policy, then such portion of such covenant shall be considered divisible both as to time and geographical area. The Employer and the Employee agree that, if any court of competent jurisdiction determines the specified time period or the specified geographical area applicable to this paragraph 13 to be invalid, unreasonable, arbitrary or against public policy, a lesser time period or geographical area which is determined to be reasonable, nonarbitrary and not against public policy may be enforced against the Employee. The Employer and Employee agree that the foregoing covenants are appropriate and reasonable when considered in light of the nature and extent of the business conducted by the Employer.

     14.  AGENCY:

          The Employee shall have no authority to enter into any contracts binding upon the Employer, or to create any obligations on the part of the Employer, except such as shall be specifically authorized by the Employer.

     15.  NOTICES:

          Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by

                                       6.
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registered mail to his residence in the case of the Employee, or to the principal office in the case of the Employer.

     16.  ARBITRATION:

          Any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, shall be settled by arbitration in the City of St. Petersburg, Florida, in accordance with the Rules then obtaining by the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. This paragraph does not apply to paragraph 13, EMPLOYMENT BY COMPETITORS.

     17.  BYLAWS, MISCELLANEOUS:

          (a) This Agreement is made subject to and with reference to the Bylaws of the Employer, which the Employee accepts as binding upon him and which are adopted as part of the terms of this Agreement.

          (b) To the extent legally and ethically possible, in the event the Employee's name is now or hereafter used as part of the Employer's name, the Employer may continue such use after the termination of employment of Employee.

     19.  ENTIRE AGREEMENT:

          This instrument contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement replaces any prior employment agreement between the parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 1st day of October, 1985.

WITNESSES:

/s/ [ILLEGIBLE]                            /s/ Dennis M. Smith, Jr., M.D.
-----------------------------           ---------------------------------(SEAL)
                                        DENNIS M. SMITH, JR., M.D.

/s/ [ILLEGIBLE]                                    "EMPLOYEE"
-----------------------------

                                        ESSMAN LABORATORY PHYSICIANS,
                                          JACKSONVILLE, P.A.

/s/ [ILLEGIBLE]                         By:  /s/ [ILLEGIBLE]              (SEAL)
-----------------------------               ------------------------------
                                             President

/s/ [ILLEGIBLE]                                    "EMPLOYER"
-----------------------------

                                       7.
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                                 FIRST AMENDMENT

                                       TO

                              EMPLOYMENT AGREEMENT

     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT is made and entered into this 15th day of June, 1995, but is effective for all purposes as of October 1, 1994, by and between ESSMAN, LABORATORY PHYSICIANS, JACKSONVILLE, P.A. a Florida professional association (the "Employer"), and DENNIS M. SMITH, M.D. (the "Employee").

                              W I T N E S S E T H:

     WHEREAS, on October 1, 1985, the Employee entered into an employment agreement with the Employer (the "Agreement"); and

     WHEREAS, both the Employee and the Employer desire to amend the Agreement in certain respects.

     NOW, THEREFORE, in consideration of the premises and the terms and conditions hereof, the parties hereby agree to amend the agreement as follows:

     1. Section 12(b) of the Agreement is hereby deleted and the following substituted therefor:

          (b) During any period of disability, illness or incapacity during the term of this Agreement which renders the Employee at least temporarily unable to perform the services required under this Agreement for a period which shall not equal or exceed ninety (90) days, the Employee shall continue to receive his basic salary, less any benefits received by him under any disability insurance carried by or provided by the Employer. Thereafter, there shall be no further obligation to pay the Employee under this Agreement. Successive periods of disability, illness or incapacity will be considered separate periods unless the later period of disability, illness or incapacity is due to the same or related cause and commences less than six months from the ending of the previous period of disability.

     2. In all other respects, the Agreement shall remain in full force and effect and as it was prior to this amendment and is hereby ratified and affirmed.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Employment Agreement the day and year first above written.

WITNESSES:                                ESSMAW LABORATORY PHYSICIANS,
                                          JACKSONVILLE, P.A.

/s/ [ILLEGIBLE]
-----------------------------

/s/ [ILLEGIBLE]                           By: /s/ [ILLEGIBLE]
-----------------------------                -----------------------------------
                                              President

                                                        EMPLOYER

/s/ [ILLEGIBLE]
-----------------------------

                                           /s/ Dennis M. Smith
                                          --------------------------------------
                                          DENNIS M. SMITH, M.D.
/s/ [ILLEGIBLE]
-----------------------------

                                                        EMPLOYEE

                                        2
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                             AMERIPATH FLORIDA, INC.

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT (the "Agreement") dated and effective as of December 1, 1997, by and between AMERIPATH FLORIDA, INC., a Florida corporation (the "Company") and DENNIS M. SMITH, JR., M.D. (the "Employee").

     WHEREAS, prior to the date hereof, the Employee served as an employee of and rendered professional services, as a Doctor of Medicine specializing in Pathology, to Laboratory Physicians, Jacksonville, P.A. ("ELAB") providing pathology services. Pursuant to a certain Stock Purchase Agreement (the "Purchase Agreement") dated and effective as of December 1, 1997, which is an otherwise validly enforceable agreement by and among AmeriPath, Inc., a Delaware corporation ("AmeriPath"), ELAB and the Shareholders of ELAB, including the Employee, all of the capital stock of ELAB has been purchased by and sold, transferred and conveyed to AmeriPath and the Company (the "Acquisition"), effective the date hereof (ELAB's business segment shall be referred to herein as the "Jacksonville Division" of the Company).

     WHEREAS, accordingly, and in connection with the transactions and agreements referred to above, the Employee has agreed to terminate his employment with ELAB and to become employed by and render professional services to the Company as the Managing Director of the Jacksonville Division and as a Doctor of Medicine specializing in Pathology, and the Company has agreed to engage the Employee to render such services on the Company's behalf, in each case on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employee and the Company, intending to be legally bound, hereby agree as follows:

     1. EMPLOYMENT. Subject to the terms and conditions of this Agreement, the Company shall employ the Employee to render professional services to the Company as the Managing Director of the Jacksonville Division and as a Doctor of Medicine specializing in Pathology, and the Employee accepts such employment and such position. The Employee has terminated his employment with ELAB.

     2. TERM. The Company shall employ the Employee for a period commencing the date hereof and ending on November 30, 2002, subject to termination prior to such date pursuant to Section 15 or 17 hereof. At the end of such five (5) year period, this Agreement will automatically continue in effect for additional one
(1) year terms, on terms no less favorable to the Employee than those contained herein, unless either party hereto gives written notice to the other party at least sixty (60) days prior to the end of such term (or any extension thereof) of such party's determination to terminate this Agreement. If such notice is given, then the Employee's employment will terminate at the end of such term (or on such other date as the parties mutually agree). If such notice is not given, then the Employee's employment will continue hereunder for

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an additional year, subject to termination prior to such date pursuant to
Section 15 or 17 hereof. The parties agree to begin negotiating the terms of each renewal hereunder no less than six (6) months in advance of the expiration of the current term.

     3. DUTIES AND PERFORMANCE. The Employee agrees to devote the Employee's best efforts and full professional time to providing services in the practice of medicine on the Company's behalf, and the Employee shall maintain the Company's standards and professional ethics and those of the medical profession. In addition to rendering professional services as the Company's employee and Managing Director of the Jacksonville Division, the Employee is also expected as part of the Employee's duties as the Company's employee to engage in marketing activities designed to promote the Company's practice, as well as administrative and compliance activities, all as directed by the Board of Directors of the Company. The Employee's marketing responsibilities shall be directed at developing the Company's business in the Florida counties of ???val, St. John's, Clay, Bradford, Union, Baker, Nassau and Putnam and the Georgia counties of Camden, Brantley, Ware and Charlton (collectively these Florida and Georgia counties referred to herein as the "Jacksonville Territory"). Except as may be permitted in writing by the Company or otherwise provided herein, the Employee is not to practice medicine other than with the Company during the term of this Agreement (and thereafter, pursuant to Section 20 hereof), ???r is the Employee to engage in any other gainful occupation without the Company's prior written consent. Notwithstanding, the Employee may engage in the practice of medicine in the course of the Employee's duties as a member of the U.S. Military, either active or reserve, or the ??ational Guard. To the extent that such activities do not interfere with the Employee's full time service to the Jacksonville Division of AmeriPath, the Employee may also engage in the activities indicated in the last sentence of Section 20(b)(2) hereof, engage in personal investment activities (not otherwise in conflict with the terms of this Agreement), including serving on the Board of Directors of Medical Equities Partners, and participate in community activities. Additional duties of the Employee are set forth below in this Agreement. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NOTHING SHALL IMPAIR THE INDEPENDENT MEDICAL JUDGMENT OF THE EMPLOYEE.

     4. QUALIFICATIONS AND LICENSURE. The Employee shall at all times during the term of this Agreement: (i) be certified by the American Board of Pathology in anatomic pathology or the Board Eligible; (ii) maintain an unlimited and unrestricted license to practice medicine in the State of Florida; (iii) maintain appropriate medical staff membership and privileges at all medical facilities presently served or serviced by the Employee, and use his best efforts to gain and maintain appropriate medical staff membership and privileges at any additional medical facilities identified by the Company; (iv) comply with the Florida Board of Medicine and the Company's continuing medical education ("CME") requirements; (v) carry out the Employee's responsibilities on a professional, ethical and diligent basis in order to serve the best interests of the Company's patients, customers and clients; and (vi) comply with such other requirements applicable to all of the Company's physician employees as the Board of Directors of the Company may hereinafter reasonably impose, including without limitation the Company's rules, regulations, policies and procedures (the "Rules and Regulations") to the extent that such Rules and Regulations are reasonable and do not conflict with the Employee's rights provided by this agreement.

     5. MEDICAL FACILITIES; LOCATION. The Employee will accept assignment for duty in ?? reasonable location within the Jacksonville Territory in which the Company renders ??hology services during the term of this Agreement and to perform such duties as the Company ??y reasonably direct. In the event that Employee is relocated, the Company shall pay employee's reasonable moving costs.

     6. CONFORMITY WITH LAWS, RULES, REGULATIONS AND POLICIES. In performing the employee's duties under this Agreement, the Employee shall comply with (i) all applicable laws, rules and regulations, ordinances and standards of any governmental, quasi-governmental or private authority having either mandatory or voluntary jurisdiction over the Company, the employee, or any medical facility for which the Employee provides services, (ii) the written ??laws, rules and regulations, policies and procedures of any such medical facility, including, without limitation, the residential boundary requirements of such hospitals or medical facilities, and (iii) the Company's Rules and Regulations to the extent that the foregoing are reasonable and do not conflict with the Employee's rights provided by this Agreement.

     7. SALARY; FRINGE BENEFITS. During the term of the Employee's employment under ??s Agreement, in consideration for all services rendered for and on behalf of the Company, the employee shall be entitled to receive a salary at the annual rate of $250,000 payable in accordance with the Company's regular payroll practices in effect from time to time. In addition to the Employee's salary, the Employee will also be entitled to fringe benefits comparable to those which the Company provides to other physician employees having tenure, experience, specialities, responsibilities, educational background and other qualifications similar to those of ??e Employee. The Employee's hours shall be reasonable and comparable to other like physicians in similar positions within the Company. Employee shall be eligible to receive an annual award of options to purchase 10,000 shares (to be appropriately adjusted for stock dividends, splits, etc.), or such other amount as determined by the Board of Directors of AmeriPath, of AmeriPath common stock, in accordance with the terms and provisions of AmeriPath's Stock Option Plan. Such awards of stock options shall be based on the achievement ?? certain EBIT targets referenced in the Purchase Agreement and shall be subject to the discretion of AmeriPath's Board of Directors; however, if AmeriPath's Board of Directors does approve the grant, Employee shall receive his designated share of stock options.

     8.   REIMBURSEMENT OF EXPENSES.

          Upon submission of proper documentation and approval, the Company will reimburse the Employee's reasonable expenses incurred in connection with the Employee's employment by the Company, subject to compliance with reimbursement policies from time to time adopted by the Company. Reimbursable expenses, subject to prior approval, include:

               (a) License fees and membership dues in professional organizations.

               (b) The Employee's necessary travel, room, board and other expenses incurred in providing services at the Company's request or otherwise for the benefit of the Company.

               (c) The Employee's business expenses if ordinary and necessary and in furtherance of the Company's business.

               (d) Expenses with respect to CME and subscriptions to professional and business journals and books.

               (e) Promotional expenses of the type and nature as historically made by the Jacksonville Division not to exceed $45,000 per calendar year.

     9.   MALPRACTICE INSURANCE.

          (a) WHILE THE EMPLOYEE IS EMPLOYED BY THE COMPANY. The Company shall maintain policies of professional liability insurance on the Employee (including coverage for prior acts) and the Company's other employees in such amounts and on such terms as the Company may determine; provided that such amounts of coverage shall be equal to or greater than $ 1,000,000 per occurrence/ $5,000,000 in the aggregate per physician and the Company will maintain surplus levels of coverage of $5,000,000 and $10,000,000 with limits in the aggregate of $16,000,000 and $20,000,000. The Employee shall use all reasonable best efforts to comply with any requirements or standards imposed on the Employee or the Company by the terms of the insurance, and the Employee shall furnish such information as the insurer or the Company shall require. The Company shall advise the Employee of any changes with respect to the insurer or the insurance coverages as set forth herein. The Employee may recommend counsel to handle medical malpractice claims, subject to the prior written approval of the insurer.

          (b)  TAIL COVERAGE.

               (1) If the Employee's employment is terminated for cause (as defined in Section 15 hereof) or if the Employee terminates his employment with the Company for any reason, other than for the death or Disability
     (as defined in Section 17(b)) of the Employee, then, except as hereinafter provided, the Company shall have the option, but not the obligation, of purchasing malpractice insurance "tail" coverage, for the period of the applicable statute of limitations, to provide coverage for the Employee's professional acts prior to the date of termination. If the Company acquires this "tail" coverage, its reasonable cost shall be borne and paid by the Employee. If the Employee fails to provide and pay for such tail coverage, then the Company shall have the right to obtain such tail coverage and deduct and set-off its cost from payments otherwise payable to the Employee.

               (2) If the Employee's employment terminates for any reason other than those set forth in (1) above, including, but not limited to, the Company's decision not to renew this Agreement, the Company, at its sole cost and expense, shall obtain "tail" coverage. Notwithstanding the foregoing, if, after termination of employment, the Employee continues in the practice of medicine and maintains malpractice insurance that includes coverage for the Employee's acts prior to termination of employment, then the Employee shall cause the Company to be a named insured as to those prior acts.

     10. FEES; PAYMENTS. The Company has, and hereby reserves, the sole and exclusive authority to determine the fees (or a procedure for establishing the fees) to be charged to the Company's patients, customers and clients. Except as otherwise contemplated herein, all fees for professional services rendered by the Employee during the term of this Agreement shall be the Company's sole and exclusive property (subject to the contract rights of certain third parties). If, for any reason, any checks or other payments for such services due to the Company are made payable to the Employee, the Employee will endorse and deliver those checks or payments to the Company. The Employee also hereby authorizes the Company to endorse and negotiate on the Employee's behalf any such checks or payments. In addition, the Employee agrees, upon the Company's request, to account to the Company for any such fees which may have been received by the Employee.

     11. ACCEPTANCE OF PATIENTS/REFERRALS OF BUSINESS. The Company shall have the sole and exclusive authority to determine who will be accepted as patients of the Company's practice and to designate, and establish a procedure for designating, which professional employee of the Company will handle each such patient. The Company will direct all new business clients and opportunities within the Jacksonville Territory to the Jacksonville Division and all specimens originating from the Jacksonville Territory (other than those accounts currently handled by existing AmeriPath facilities within the Jacksonville Territory) will be directed to the Jacksonville Division; provided, however, that if a client requests that it be serviced by another division of AmeriPath, or if the Jacksonville Division is unable to service the client, the client will be referred to another division of AmeriPath.

     12. PROFESSIONAL RULES AND REGULATIONS. The Company shall at all times have the exclusive authority to establish reasonable professional policies and procedures to be followed by the Employee in rendering professional services on the Company's behalf, and the Employee agrees to follow the Rules and Regulations established by the Company from time to time to the extent that such Rules and Regulations are reasonable and do not conflict with the Employee's rights provided by this Agreement. The Rules and Regulations shall, where applicable and appropriate, be applied on a consistent basis to all of the Company's physician employees.

     13. MEDICAL RECORDS AS COMPANY PROPERTY. All medical records, charts, case histories, x-rays, specimens, tissue samples and lab reports and analyses of or concerning patients of the Company ("Medical Records") received by the Employee shall be and remain the Company's property. During the term of this Agreement and thereafter, the Employee will comply with all of the Company's Rules and Regulations regarding confidentiality of the

Medical Records. The Employee shall have the right to copies of such Medical Records that are necessary for defense of litigation or are required for patients.

     14. PAID VACATION AND TIME OFF. The Employee shall be entitled to a total of four weeks of paid leave time per year (pro rated for any period of employment of less than an ??e year), said leave time to include vacation time and other time off and to exclude such time ?ay be taken by the Employee to satisfy the Employee's applicable CME requirements, up to maximum of two (2) weeks per year. All leave time must be coordinated to ensure adequate ??rage of the Company's patients, customers and clients. All paid leave time must be taken during the year in which it is earned and available, and thus will not be carried forward or usable ??y subsequent year. No cash payments will be made by the Company in respect of any ??ed but unused paid leave time.

     15.  TERMINATION OF AGREEMENT.

          (a) TERMINATION FOR CAUSE. The Company may, in its sole and absolute ??etion, terminate the employment of the Employee hereunder, at any time prior to the ??ration of the Employee's employment term(s) hereunder, immediately upon written notice to Employee, or at such later time as the Company may specify in such notice, if such ??ination is for "cause". As used in this Agreement, the term "cause" means as follows:

               (1) If the Employee is terminated or suspended for any period of time from Medicare, Medicaid or any state or federally funded program and such termination or suspension shall continue for a period of thirty (30) days after notice thereof by the Company;

               (2) If the Employee's right to practice medicine in any state is suspended, restricted, revoked, lapsed (other than a lapse due to the Employee's voluntary failure to maintain such license after becoming a nonresident of that state);

               (3) If the Employee (i) willfully damages the Company's property, business, reputation or goodwill (ii) steals from the Company,
     (iii) commits fraud or (iv) embezzles;

               (4) If the Employee is convicted of a crime involving moral turpitude or any felony;

               (5) If the Employee is continually inattentive to, or neglectful of, the duties to be performed by the Employee, which inattention or neglect is not the result of illness or injury, and such inattentiveness or neglectfulness shall continue for a period of thirty (30) days after written notice thereof by the Company;

               (6) If, the Employee uses any mood altering or controlled substances except as prescribed by a physician, or if the Employee uses alcohol to excess;

               (7) If the Employee willfully injures any independent contractor, employee, or agent of the Company, or willfully injures any person in the course of the performance of services for or on behalf of the Company;

               (8) If the Employee's medical staff privileges or membership in any medical facility are suspended, restricted, revoked (other than a revocation occurring solely because the Employee has voluntarily ceased to perform medical services at such hospital with the Company's consent or such other restriction which does not materially impact the Employee's performance of his obligations under this Agreement), placed under probation, proctoring or observation and case review;

               (9) If a guardian or conservator for the Employee is appointed by a court of competent jurisdiction;

               (10) If the Employee sexually harasses any employee or contractor of the Company or commits any act which otherwise creates an offensive work environment for employees or contractors of the Company and such conduct persists after receiving notice thereof from the Company.

               (11) The Employee's failure for any reasons to maintain the Employee's board certification in the medical specialty of Pathology provided that such failure has a material adverse impact on the Employee's ability to perform his duties under this Agreement;

               (12) If the Employee fails to comply with any of the terms or conditions of this Agreement and such failure to comply shall continue for a period of thirty (30) days after notice thereof by the Company.

               (13) If the Employee accepts other employment that places restrictions or limitations on the Employee's ability to continue rendering professional services under this Agreement;

               (14) The Company reasonably believes that the Employee has furnished deceptive or fraudulent information in the Employee's application for credentialing or recredentialing;

               (15) The Employee engages in criminal, unethical or fraudulent conduct or engages in conduct which adversely affects the Company, or the Employee is found guilty of such conduct by any entity or governmental agency of competent jurisdiction; provided, however, with respect to paragraphs (5) and (6) above, the Company shall have provided the Employee with written notice specifying the objectionable behavior, and, within thirty (30) days of receipt of the notice, the Employee shall have failed to cure such behavior or, in the sole judgment of the Company, as the case may be (as set forth above), failed to demonstrate reasonable progress towards curing such behavior.

     Where notice by the Company is required pursuant to a particular clause of this Section ??(a), the Employee shall be given an opportunity to cure between the date of receipt of such notice and the expiration of 30 days from such date. The Company shall not be limited to termination as a remedy for any damaging, injurious, improper or illegal act by the Employee, but may also seek damages, injunction, or such other remedy as the Company may deem appropriate under the circumstances. If the Employee's employment is terminated for cause, the Company shall pay Employee his salary and benefits hereunder through the effective date of termination of employment, and Employee agrees to vacate the Company's offices on or before the effective date of the termination and to return and deliver to the Company at such time all Company property.

          (b) TERMINATION BY THE EMPLOYEE. Provided that the Company does not have ??cause" to terminate the Employee pursuant to subsection "a" above, the Employee may terminate the Employee's employment with the Company hereunder at any time and for any reason; PROVIDED, HOWEVER, the Employee must provide to the Company written notice of such determination not less than 120 days prior to the date such termination is to be effective or as required by Section 2 hereof, and the Employee shall be entitled to receive and be paid solely the Employee's salary then in effect, through the effective date of such termination, payable during such period at the Company's regular and customary intervals for the payment of salaries as then ?? effect, and the Company shall have no further obligation or liability to the Employee hereunder.

          (c) TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may, in its sole and absolute discretion, terminate the employment of the Employee hereunder, at any time prior to the expiration of the Employee's employment term(s) hereunder, without "cause" (as such term is defined in subsection (a) above), or otherwise without any cause, reason or justification, provided that the Company provides to the Employee at least sixty (60) days' prior written notice (the "Termination Notice") of such termination. In the event of any such determination by the Company, (i) the Employee's employment with the Company shall cease and terminate on the date specified in the Termination Notice (or, if no date is so specified, on the date which is 60 days following the date of such notice), and (ii) the Employee shall be entitled to receive and be paid solely the Employee's salary and other benefits then in effect, through the date which is the later of (x) November 30, 2000, or (y) one year following the termination date specified in the Termination Notice (or, if earlier, one year following the date of such notice), payable during such year at the Company's regular and customary intervals for the payment of salaries and benefits as then in effect, and the Company shall have no further obligation or liability to the Employee hereunder.

     16. THE EMPLOYEE'S DUTIES UPON EXPIRATION OR TERMINATION. If this Agreement expires or is otherwise terminated for any reason:

          (a) Unless the Employee and the Company otherwise agree in writing, the Employee will immediately resign from all (i) director, officer, fiduciary and/or trustee positions held with the Company, and (ii) staff and similar privileges at any medical facility for which the

Company has rendered medical services at any time during the two-year period prior to the expiration or termination of this Agreement.

          (b) The Employee will immediately return to the Company all books and records of the Company in the Employee's possession, including, but not limited to, books and records relating to pathology services rendered by the Employee under this Agreement, Medical records, meeting minutes, board summaries and financial reports or data.

     17.  TERMINATION OF EMPLOYMENT UPON DEATH OR DISABILITY.

          (a) DEATH OF THE EMPLOYEE. In the event that the Employee shall die during the term of his employment under this Agreement, the Employee's employment with the Company shall immediately cease and terminate and the Employee's estate, heirs (at law), advisees, legatees or other proper and legally-entitled descendants, or the personal representative, executor, administrator or other proper legal representative on behalf of such descendants, shall be entitled to receive and be paid solely the Employee's salary, then in effect, for a period of 60 days, payable at the Company's regular and customary intervals for the payment of salaries as then in effect, and the Company shall have no further obligation or liability under this Agreement ??her than for any reimbursement of reasonable out-of-pocket business expenses properly ???urred by the Employee prior to his death and documented to the Company in accordance herewith). Any stock options of Employee that have vested by their terms as of the date of Employee's death may be exercised by Employee's estate in accordance with the terms of such ??tions.

          (b) DISABILITY OF THE EMPLOYEE. In the event that the Employee becomes ??acitated during the term of his employment hereunder by reason of sickness, accident or ?? mental or physical disability such that he is substantially unable to perform his duties and responsibilities hereunder for a period of 60 consecutive days, or for shorter or intermittent periods aggregating 90 days during any 12-month period (a "Disability"), the Company hereafter shall have the right, in its sole and absolute discretion, to terminate the Employee's employment under this Agreement by sending written notice of such termination to the employee or his legal guardian or other proper legal representative and thereupon his employment hereunder shall immediately cease and terminate. In the event of any such termination, the Employee shall be entitled to receive and be paid solely his salary, then in effect, ?? a period of 60 days, payable at the Company's regular and customary intervals for the payment of salaries as then in effect, less any amounts, payments or benefits the Employee receives under the Company's disability insurance policy for such time period, and the Company shall have no further obligation or liability under this Agreement (other than for any reimbursement of reasonable out-of-pocket business expenses properly incurred by Employee ??or to his Disability and documented to the Company in accordance herewith). Any stock ??tions of Employee that have vested by their terms as of the date of Employee's termination by reason of Disability may be exercised by Employee or his guardian in accordance with the terms of such options.

     18. LIMITATIONS ON AUTHORITY. Unless the Company has given the Employee its ??press written consent and except as otherwise in the ordinary course of business, the Employee ??s absolutely no authority to:

          (a) Pledge the credit or assets of the Company (or any Affiliate of the Company) or of any of the Company's other employees.

          (b) Bind the Company (or any Affiliate of the Company) under any contract, agreement, note, mortgage or other instrument (other than routine purchase orders in the ordinary course of business consistent with the Company's practices).

          (c) Release or discharge any debt due the Company (or any Affiliate of the Company).

          (d) Sell, mortgage, transfer or otherwise dispose of any of the Company's assets (or any assets of any Affiliate of the Company).

     19. REPRESENTATIONS OF EMPLOYEE. The Employee represents and warrants at all times during the term of this Agreement that:

          (a) The Employee is duly licensed and registered and in good standing under the laws of the State of Florida to engage in the practice of medicine, and that said license and registration have not been suspended, revoked or restricted in any manner.

          (b) The Employee is qualified for and has obtained, or has applied for, membership in good standing on the medical staff of each hospital in which such privileges are necessary for the Employee to render services.

          (c) The Employee has and will continue to truthfully disclose to the Company the following matters, whether occurring, at any time during the five
(5) years immediately preceding the date of this Agreement or at any time during the term of this Agreement:

               (1) any actual or threatened malpractice suit, claim (whether or not filed in court), settlement, settlement allocation, judgment, verdict or decree against the Employee;

               (2) any disciplinary, peer review or professional review investigation, proceeding or action instituted against the Employee by any licensure board, hospital, medical school, health care facility or entity, professional society or association, third party payor, per review or professional review committee or body, or governmental agency;

               (3) any criminal complaint, indictment or criminal proceeding in which the Employee is named as a defendant;

               (4) any allegation, investigation, or proceeding, whether administrative, civil or criminal, against the Employee of filing false health care claims, violating anti-kickback laws, violating self-referral laws, violating fee splitting laws, or engaging in other billing improprieties;

               (5) any organic or mental illness or condition that impairs or is likely to impair the Employee's ability to practice medicine;

               (6) any dependency on, or habitual use or abuse of, alcohol or controlled substances, or any participation in any alcohol or controlled substance detoxification, treatment, recovery, rehabilitation, counseling, screening or monitoring program;

               (7) any allegation, investigation or proceeding, whether administrative, civil, or criminal, against the Employee for violating professional ethics or standards, or engaging in illegal, immoral or other misconduct (of any nature or degree), relating to the practice of medicine; and

               (8) any denial or withdrawal of an Employee's application in any state for licensure as a physician, for medical staff privileges at any hospital or other health care entity, for re-certification, for participation in any government third-party payment program, for state or federal controlled substances registration, or for malpractice insurance, or loss of board certification in the medical specialty of anatomic pathology or in the medical specialty of general pathology for any reason whatsoever.

          (d) The Employee is board certified in the medical specialty of pathology.

          (e) The Employee shall at all times render services to patients in a competent, professional and ethical manner, in accordance with prevailing standards of medical practice in the relevant community, perform professional and supervisory services in accordance with recognized standards of the medical profession, and act in a manner consistent with the Principles of Medical Ethics of the American Medical Association, American Board of Pathology and all applicable statutes, regulations, rules, orders and directives of any and all applicable governmental and regulatory bodies having competent jurisdiction.

          (f) In connection with the provision of professional services to patients of Company, the Employee shall use the equipment, instruments, pharmaceuticals and supplies furnished by or on behalf of the Company for the purposes for which they are intended and in a manner consistent with sound medical practice.

          (g) The Employee shall participate in Medicare, Medicaid, workers compensation, other federal and state reimbursement programs, and the payment plan of any commercial insurer, health maintenance organization, preferred provider organization, accountable health plan, or other health benefit program, as reasonably directed by the Company, and the Employee has not been suspended or excluded from participating in any such program which will have a material adverse impact on the ability of the Employee to perform his duties as required by this Agreement.

          (h) The Employee shall keep and maintain (or cause to be kept and maintained) appropriate records, consistent with prevailing standards of medical practice in the Employee's relevant community, relating to all professional services rendered by the Employee under this Agreement and shall prepare and attend to, in connection with such services, all reports, claims, and correspondence necessary or appropriate in the circumstances, as determined reasonably by the Company, all of which records, reports, claims, and correspondence shall belong to the Company.

     20.  NON-COMPETITION AND NON-SOLICITATION AGREEMENT.

          (a) The Employee acknowledges that during the course of the Employee's employment the Employee has and will receive confidential and proprietary information from and concerning the Company. The Employee also acknowledges that the Company has made and/or will make substantial investments in the further development of the Company's goodwill and in the Employee's professional development. The capital expended to develop this goodwill directly benefits the Employee and should continue to do so in the event that the relationship between the Company and the Employee is terminated. Likewise, other capital investments made or to be made by the Company to assist in the Employee's professional development (including but not limited to those items listed below) have conferred and will confer a direct economic benefit on the Employee. During the course of the Employee's tenure with the Company, the Employee will have received the following economic benefits as a result of capital expenditures by the Company:

               (1) Placement in an ongoing practice of pathology with an established revenue base.

               (2) The opportunity to establish a professional relationship among clients served by the Company and its affiliates.

               (3) Marketing support enabling the Employee to expand the Employee's own pathology practice and to become known by additional clients.

               (4) The provision of contract management to enable the Employee to obtain provider status in managed care plans.

               (5) The opportunity to develop special areas of expertise leading to requests for consultations on specific areas of pathology practice.

               (6) The establishment of methodologies, practice parameters and quality assurance programs to enhance the Employee's practice of pathology.

               (7) The development and implementation of information systems and reporting formats, unique to the practice of pathology, to make the provision of pathology services more efficient, and to maximize the time available to the Employee for the performance of pathology (as opposed to attending to administrative functions).

               (8) Financial support and practice coverage to facilitate participation in continuing education opportunities.

               (9) Financial support and practice coverage enabling the Employee to pursue additional board certifications.

               (10) Financial support and practice coverage to participate in professional development and professional associations.

               (11) Participation in proprietary strategic planning sessions which focus on professional and business aspects of the practice of pathology and growth opportunities.

     The Employee agrees that the Company is entitled to protect these business interests and investments and to prevent the Employee from using or taking advantage of the foregoing economic benefits to the Company's detriment.

          (b) Accordingly, the Employee specifically agrees that, except for the services and duties that the Employee performs for or on behalf of the Company pursuant to the terms of this Agreement or other services that are permitted pursuant to Section 20(b)(2) of this Agreement, during the Employee's employment with the Company and during the Restricted Period (as defined in Subsection (c) below), the Employee shall not, as a shareholder, principal, agent, consultant, manager, advisor, director, officer, control person, operator, or in any other capacity or manner whatsoever,

               (1) directly or indirectly engage in the practice of pathology, or engage in any business or perform any service, directly or indirectly, in competition with the business of the Company, AmeriPath, the Company's or AmeriPath's successors and assigns in the Restricted Territory (as hereinafter defined), or have any interest whatsoever in any enterprise that shall so engage in such activities, which is located in, provides services in or does any business whatsoever (other than at a deminimis level) in any facility, hospital or laboratory located in the Florida counties of Pinellas, Hillsborough, Duval, St John's, Clay, Bradford, Union, Baker, Nassau and/or Putnam and the Georgia counties of Glynn, Camden, Brantley, Ware and Charlton (collectively these Florida and Georgia counties referred to herein as the "Restricted Territory"), or

               (2) from any facility or location, whether within or without the Restricted Territory, knowingly (x) perform pathology services for any patient, medical facility, hospital, laboratory or health care provider located in the Restricted Territory or (y) perform pathology services for any patient, medical facility, hospital, laboratory or health care provider who was or is or is expected shortly to become a customer, client or patient of the Company, AmeriPath or any Affiliate of the Company or AmeriPath, except that it shall not be a violation of this Agreement for the Employee to perform pathology services in the Restricted Territory during the Restricted Period (i) as an employee of a local, federal or state government or agency; (ii) in performing the Employee's duties as a member of the United States military services or the National Guard; or (iii) on a locum tenens basis. Further, provided that the following activities do not interfere with the Employee's full time service to the Jacksonville Division of AmeriPath, nothing contained in this Employment Agreement shall prohibit the Employee from (i) performing consulting services to persons who are not customers, clients or patients of the Company, AmeriPath or any Affiliate of the Company or AmeriPath, including the entities of Baxter, Johnson & Johnson, Immucar, Serollogicils and Coral Therapeutics, Etc., (ii) providing expert testimony, opinion consultation, (iii) participating in non-pathology related businesses; and
     (iv) holding a passive stock interest in Laboratory Physicians, St. Petersburg, P.A. or any successor thereof and receiving payments in respect of such stock interest.

          (c) As used in this Agreement, the term "RESTRICTED PERIOD" shall mean and include the period during which the Employee is Employed by the Company, or any Affiliate of the Company and a period of two (2) years from the effective date of the Employee's termination of employment with the Company or such Affiliate of the Company; provided, however, that the Restricted Period shall be reduced to zero (0) days from the effective date of the Employee's termination of employment with the Company or such Affiliate of the Company in the event that (i) the Employee's employment is terminated without cause, or
(ii) the Company elects not to renew this Employment Agreement as provided herein.

          (d) The Employee further agrees that during the Restricted Period the Employee will not, directly or indirectly, (1) solicit the employment of any employee, agent or consultant of the Company, or an Affiliate of the Company, who was such at any time during the twelve (12) months preceding the Employee's termination of employment with the Company, or (2) induce any employee of the Company, or any Affiliate of the Company, to leave the employ of the Company (or of such Affiliate), or (3) solicit any payer contracts from any payor of the Company (or of an Affiliate of the Company), or otherwise interfere with any such payor, or (4) solicit or otherwise interfere with any referral sources of the Company or any Affiliate of the Company, unless in each case the Employee obtains the prior written consent of the Company.

          (e) In recognition of the substantial nature of such potential damages, the Employee agrees that the Company shall be entitled to specific performance of this provision, and to injunctive and other equitable relief, and that the Employee will be responsible for the payment of court costs and reasonable attorneys' fees incurred by the Company in seeking enforcement the covenant set forth herein. This Section 20 shall survive the termination of this Agreement and the termination of the Employee's employment with the Company. The Employee acknowledges that the enforcement of this covenant is not contrary to the public health, safety, or welfare in that the population in the areas set forth herein is adequately served

??qualified pathologists. Further, the Employee acknowledges that the Employee's breach of ??s covenant will cause irreparable injury to the Company.

     21.  CONFIDENTIALITY.

          (a) ACKNOWLEDGEMENT. The Employee acknowledges and agrees that in the course of rendering services to the Company and its clients, the Employee will have access to ?? will become acquainted with confidential and proprietary information about the professional, business and financial affairs of the Company, its Affiliates and its patients, clients and customers, and that the Employee may have contributed to or may in the future contribute to such information. The Employee further recognizes that the Employee is being employed as a ?? employee, that the Company is engaged in a highly competitive business, and that the success of the Company in the marketplace and business depends upon its goodwill and ??utation for integrity, quality and dependability. The Employee recognizes that in order to ??ard the legitimate interests of the Company it is necessary for the Company to protect all such confidential and proprietary information, goodwill and reputation.

          (b) PROPRIETARY INFORMATION. In the course of the Employee's service to the Company, the Employee may have access to confidential know-how, business documents or information, marketing data, client lists and trade secrets which are confidential. Such information shall hereinafter be called "Proprietary Information" and shall include any and all terms enumerated in the preceding sentence which come within the scope of the business activities of the Company as to which the Employee has had or may have access, whether previously existing, now existing or arising hereafter, whether or not conceived or developed by ??ers or by the Employee alone or with others during the period of his service to the Company, and whether or not conceived or developed during regular working hours. "Proprietary Information" shall not include (a) any information which is in the public domain during the period of service by the Employee or becomes public thereafter, provided such information is not ?? the public domain as a consequence of disclosure by the Employee in violation of this agreement, and (b) any information not considered confidential information by similar enterprises operating in the clinical or anatomical laboratory industry or otherwise in the ordinary course.

          (c) FIDUCIARY OBLIGATIONS. The Employee agrees and acknowledges that the Proprietary Information is of critical importance to the Company and a violation of this Section ?? will seriously and irreparably impair and damage the Company's businesses. The Employee therefore agrees, while he is an employee of the Company and at all times thereafter, to keep all Proprietary Information strictly confidential.

          (d) NON-DISCLOSURE. Except as required by law or order of any court or Governmental entity or in connection with the proper performance of his duties hereunder, the employee shall not disclose, directly or indirectly (except as required by law), any Proprietary Information to any person other than (a) the Company, (b) persons who are authorized employees of the Company at the time of such disclosure, (c) such other persons, including prospective investors or lenders, to whom the Employee has been instructed to make disclosure by the Company's Board of Directors, or (d) the Employee's counsel, which counsel shall keep all Proprietary Information confidential (in the case of clauses (b) and (c), only to the extent required in the course of the Employee's service to the Company). Upon any termination of the Employee's employment hereunder, the Employee shall deliver to the Company all notes, letters, documents, tapes, discs, recorded data and records which may contain Proprietary Information which are then in the Employee's possession or control and shall not retain, use, or make any copies, summaries or extracts thereof.

     22. INVALID PROVISION. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision of this agreement. The Employee and the Company agree and acknowledge that the provisions of Sections 20 and 21 are material and of the essence to this Agreement, If the scope of any restriction or covenant contained herein should be or become too broad or extensive to permit enforcement thereof to its fullest extent, then such restriction or covenant shall be enforced to the maximum extent permitted by law, and the Employee hereby consents and agrees that (a) it is the parties intention and agreement that the covenants and restrictions contained herein be enforced ?? written, and (b) in the event a court of competent jurisdiction should determine that any restriction or covenant contained herein is too broad or extensive to permit enforcement thereof ?? its fullest extent, the scope of any such restriction or covenant may be modified accordingly in ??y judicial proceeding brought to enforce such restriction or covenant, but should be modified ?? permit enforcement of the restrictions and covenants contained herein to the maximum extent the court, in its judgment, will permit.

     23. APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

     24. BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and ??nding on the Employee and the Company and the Employee's and the Company's respective ??eirs, personal representatives, successors and assigns; HOWEVER, that the Employee shall have no right to assign the Employee's rights or duties under this contract to any other person. In the event of the Company's sale, merger or consolidation, the Employee specifically agrees that the Company may assign the Company's rights and obligations hereunder to the Company's successor, assign or purchaser. In addition, and in any event, the Company may, at any time, assign the Company's rights and obligations under this Agreement to any Person that is an affiliate of the Company or to any Person which, after any such assignment, employs at least) ??% of the physician employees employed by (the Company immediately prior to the assignment, PROVIDED, that any successor shall expressly assume, and AmeriPath, Inc. (the Company's parent), or its successor, shall guaranty, the obligations hereunder.

     25. NOTICES. Any required notice under this Agreement shall be made and delivered ?? writing. Delivery of such notice shall be made (x) if to the Company, to AmeriPath, Inc., ??289 Garden Road, Suite 200, Riviera Beach, Florida 33404, Attention: President; and (y) if to the Employee, to the last known residential address of Employee as listed in the Company's employment records. Delivery of such notice shall be deemed to have occurred (i) in the case of hand delivery, when personally delivered to the other party at such party's address; or (ii) in the case of mailing, three (3) days after such notice has been deposited in the United States mails, postage prepaid, by certified or registered mail, with return receipt requested, and addressed to the other party as set forth in this Agreement; or (iii) in any other case, when actually received by the other party. Either party may change the address to which notices are to be given by giving written notice of such change to the other party in accordance with this Section 25.

     26. ATTORNEYS' FEES AND COSTS. In any action, suit or proceeding to enforce the terms and conditions of this Agreement, the prevailing party shall receive and the unsuccessful party shall pay all costs, fees and expenses, including reasonable attorney's costs, fees and expenses, incurred in enforcing its rights under this Agreement, including costs, expenses and fees with respect to trials, appeals and collection.

     27. AMENDMENT. This Agreement may not be modified or amended in any manner other than in a written document signed by both parties.

     28. LEGISLATIVE LIMITATIONS. Notwithstanding any other provision of this Agreement, if the governmental agencies (or their representatives) which administer Medicare or Medicaid, or any other government third party payor program, or any other federal, state or local government or agency passes; issues or promulgates any law, rule, regulation, standard or interpretation at any time while this Agreement is in effect which prohibits, restricts, limits or in any way adversely changes the method or amount of reimbursement, compensation or payment for services rendered by the Company (or its physician employees) under this Agreement, or which otherwise adversely affects either the Employee's or the Company's rights or obligations hereunder, then (i) the parties hereto shall, promptly upon notice from either party, negotiate in good faith to amend this Agreement to provide for such reimbursement, compensation or payment for services in a manner consistent with any prohibition, restriction, limitation and/or which takes into account any adverse change in reimbursement, compensation or payment for physician services, and (ii) in the event the parties are unable to reach agreement within ten (10) days after said notice is given, the Company shall assign this Agreement (and the Company's rights and obligations hereunder) to an Affiliate, (if such assignment cures or substantially alleviates such prohibition, restriction, limitation or adverse change) or terminate this Agreement and the rights and obligations of each of the parties hereunder, as of midnight on such tenth (10th) day.

     29.  MISCELLANEOUS.

          (a) EXCLUSIVE AGREEMENT. The terms of the Employee's employment with the Company are exclusively governed by the terms of this Agreement. Any and all prior agreements, arrangements, promises, representations, discussions or understandings which either of the parties may have had concerning the Employee's employment are hereby canceled, superseded and of no further force or effect.

          (b) CONFIDENTIALITY. The Company and the Employee acknowledge and agree that this Agreement and each of the provisions hereof shall be treated as confidential and, except to the extent required by applicable law or regulations or order of any court or governmental entity, or as deemed reasonably necessary by the Company to facilitate due diligence in connection with acquisitions or financings, neither the Employee nor the Company shall disclose the terms of the Agreement, or provide copies hereof, to any third party (other than counsel or advisers) without the prior written consent of the other party.

          (c) DEFINITIONS. (1) "AFFILIATE" shall mean and include, with regard to any Person, (a) any Person, directly or indirectly, controlled by, under common control of, or controlling such Person, (b) any Person, directly or indirectly, in which such Person holds, of record or beneficially, five percent or more of the equity or voting securities, (c) any Person that holds, of record or beneficially, five percent or more of the equity or voting securities of such Person, (d) any Person that, through Contract, relationship or otherwise, exerts a substantial influence on the management of such Person's affairs, (e) any Person that, through Contract, relationship or otherwise, is influenced substantially in the management of their affairs by such Person, or (f) any director, officer, partner or individual holding a similar position in respect of such Person.

               (2) "COMPANY" Where a provision contained in this Agreement requires or permits the action, adoption, review or approval of, or provides for certain power, authority or judgment of, the Company, such action, adoption, review, approval, power, authority or judgment may be exercised, taken or made by an Affiliate of the Company, or by AmeriPath or its Affiliates, if such Affiliate of the Company, or AmeriPath or its Affiliates, is required or permitted to exercise, take or make such action, adoption, review, approval, power, authority or judgment through or by virtue of a Contract to which the Company or the Employee is a party or otherwise.

               (3) "CONTRACT" means and includes any agreement, contract, commitment, instrument or other binding arrangement, obligation or understanding, whether written or oral.

               (4) "PERSON" means and includes any corporation, partnership, joint venture, company, syndicate, organization, association, trust, entity, authority or natural person.

          (d) CONSENT TO JURISDICTION; SERVICE OF PROCESS. The parties hereby irrevocably submit to the jurisdiction of the state or federal courts wherein lies Duval County in connection with any suit, action or other proceeding arising out of or relating to this Agreement and hereby agrees not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.

          (e) HEADINGS. The article, section and other headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of any or all of the provisions of this Agreement.

          (f) PRONOUNS AND PLURALS. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular forms of nouns, pronouns, and verbs include the plural and vice versa.

          (g) CONSTRUCTION. The parties acknowledge that each party has reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

          (h) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement as of the date first hereinabove set forth.


                                         AMERIPATH

                                         By: /s/ Robert P. Wynn
                                             --------------------------------
                                             Robert P. Wynn, Vice President

                                         EMPLOYEE:

                                         /s/ Dennis M. Smith, Jr.
                                         ------------------------------------
                                         DENNIS M. SMITH, JR., M.D.

                AMENDMENT TO & ASSIGNMENT OF EMPLOYMENT AGREEMENT

          THIS AMENDMENT TO & ASSIGNMENT OF EMPLOYMENT AGREEMENT ("Amendment and Assignment") is made this 11th day of June, 2001, by and between AMERIPATH FLORIDA, INC. (the "Company"), AMERIPATH, INC. ("AmeriPath, Inc.") and DENNIS M. SMITH, JR., M.D. (the "Executive").

                               W I T N E S S E T H

          WHEREAS, the Executive and the Company entered into an Employment Agreement dated December 1, 1997 (the "Employment Agreement"), pursuant to which the Executive has been providing services; and

          WHEREAS, the Executive and the Company wish to amend the Employment Agreement to reflect changes in the Executive's duties, level of responsibility and compensation; and

          WHEREAS, the Company wishes to assign the Employment Agreement to AmeriPath, Inc.

          NOW, THEREFORE, in consideration of the mutual promises contained herein, the Executive's continued employment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Executive and the Company agree as follows:

          1. RECITALS. The above recitals are true and correct and are incorporated herein by this reference.

          2. ASSIGNMENT. Pursuant to Section 24 of the Employment Agreement, the Company hereby assigns the Employment Agreement to its parent, AmeriPath, Inc. The Executive consents to and accepts such assignment. AmeriPath, Inc. accepts such assignment and assumes and guarantees the obligations of the Company under the Employment Agreement. In accordance with this assignment, the term "Company", in the Employment Agreement, shall, hereafter, refer to AmeriPath, Inc.

          3. POSITION. The first sentence in Section 1 of the Employment Agreement is amended to read: "Subject to the terms and conditions of this Agreement, the Company shall employ the Executive to render professional services to the Company as its Executive Vice President of Genomic Strategies and Chief Medical Officer, and the Executive accepts such employment and such position." The Executive's title, in the second sentence of Section 3 of the Employment Agreement is changed from "Medical Director of the Jacksonville Division" to "Executive Vice President of Genomic Strategies and Chief Medical Officer".

          4. SALARY. The Executive's salary, as set forth in Section 7 of the Employment Agreement, is changed from "$250,000" to "$350,000" effective January 1, 2001.

          5. STOCK OPTIONS. The last two sentences in Section 7 of the Employment Agreement are deleted and the following language is substituted therefore;

          "During the Term hereunder, and subject to the execution of any other applicable agreements, the Executive shall be eligible on an annual basis to receive options (the "STOCK OPTIONS") to purchase common stock (the "COMMON STOCK") of the Company, the amount to be determined by the Chairman of the Board and CEO (the "CHAIRMAN") of the Company based upon the Executive's performance and services rendered to the Company, and subject to the approval by both the Compensation Committee and the Board at their regular annual review of executive performance. If and to the extent awarded, the Stock Options shall be granted under (and therefore subject to all terms of) the Company's stock option plan (the "STOCK OPTION PLAN") and pursuant to the terms of a certain stock option agreement (the "OPTION AGREEMENT") to be entered into by and between the Executive and the Company. In addition, during the Term, the Executive shall be eligible to be granted additional options under the Company's Stock Option Plan. The number, if any, of additional options and terms and conditions thereof shall be determined by the Committee appointed pursuant to the Stock Option Plan, or by the Board of Directors of the Company, in its discretion and pursuant to the Stock Option Plan. Notwithstanding any other provision of this Agreement, Option Agreements entered into by the Executive and the Company prior to the date of this Agreement shall remain in full force and effect."

          6. TERMINATION. The following subsection (d) is added to Section 15 of the Employment Agreement:

          (d)  CHANGE IN CONTROL OF THE COMPANY.

               (1) In the event that a Change in Control [as defined in subsection (2) of this Section 6 (d)] in the Company shall occur during the Term of Employment, the Company shall accelerate the vesting of all AmeriPath Stock Options which have been granted to the Executive but are unvested, so that the unvested shares are one hundred (100) percent vested on the date of the Change in Control. In addition, if a Change in Control of the Company occurs during the Term of Employment, and prior to one year after the date of the Change in Control the Term is terminated by the Company without Cause pursuant to Section 15 (c) hereof, or the Company requires the Executive to be based at any office or location more than twenty-five (25) miles from that in which the Executive was working on the date of the Change in Control and the Executive thereby elects to terminate this Agreement, the Company shall (i) pay to the Executive any accrued and unpaid Base Salary through the effective date of the termination, (ii) pay to the Executive, within 30 days of the termination of his employment hereunder, a lump sum payment equal to one times the Executive's annual Base Salary, and (iii) accelerate the vesting of all AmeriPath Stock Options which have been granted to the Executive but are unvested, so that the unvested shares are one hundred (100) percent vested as of the Executive's Termination Date. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination and payment of compensation for accrued and unused vacation days).

               (2) For purposes of this Agreement, the term "CHANGE IN CONTROL" shall mean:

                    (A) Approval by the shareholders of the Company of (x) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or (y) a liquidation or dissolution of the Company or (z) the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned);

                    (B) Individuals who, as of the Commencement Date of this Agreement, constitute the Board (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Commencement Date of this Agreement whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                    (C) the acquisition (other than by or from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of beneficial ownership within the meaning of Rule 13-d promulgated under the) Securities Exchange Act of 50% or more of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors [(hereinafter referred to as the ownership of a "CONTROLLING INTEREST") excluding, for this purpose, any acquisitions by (i) the Company or its Subsidiaries, (ii) any person, entity or "group" that as of the Commencement Date of this Agreement owns beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or (iii) any Executive benefit plan of the Company or its Subsidiaries].

          7. NONCOMPETITION AND NON-SOLICITATION AGREEMENT. The word "or," is added to the end of Section 20.(b)(2) and the following Section 20.(b)(3) is added to the Employment Agreement:

               (3) directly or indirectly, engage in or have any interest in any sole proprietorship, corporation, company, partnership, association, venture or business or any other person or entity that directly or indirectly (or through any affiliated entity) competes with the Company's business (for purposes of this Agreement, any business that engages in the management or provision of anatomic pathology diagnostic services (whether through physician practices, laboratories, hospitals, medical or surgery centers or otherwise) shall be deemed to compete with the Company's business); provided that such provision shall not apply to the Executive's ownership of common stock of the Company or the acquisition by the Executive, solely as an investment, of securities of any issuer that are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National

Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Executive does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than five percent (5.0%) of any class of capital stock of such corporation.

          8. CONFLICTING TERMS & SURVIVAL OF AGREEMENT. Except as specifically set forth herein, the Employment Agreement shall remain in full force and effect. In the event the terms of this Amendment and Assignment shall conflict with the terms of the Employment Agreement, the terms of this Amendment and Assignment shall control.

          9. COUNTERPARTS. This Amendment and Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together constitute one documents.

          10. FINAL AGREEMENT. The Employment Agreement, as amended by this Amendment and Assignment, shall constitute the final agreement between the parties hereto and supercedes any prior or contemporaneous agreement or representation, oral or written, among them with respect to the matters set forth in the Employment Agreement and this Amendment and Assignment.

          11. CONFIDENTIALITY. The Executive shall not disclose to any person or entity any information whatsoever regarding the terms of this Amendment and Assignment or the Agreement. Such limitation does not include Executive's disclosure to any attorneys, accountants and professional tax advisers with whom Executive chooses to consult or seek advice regarding Executive's consideration of and decision to execute this Amendment and Assignment.

IN WITNESS WHEREOF, the parties have executed this Amendment and Assignment on the date set forth above.

AMERIPATH FLORIDA, INC.

AMERIPATH, INC.


By: /s/ James C. New
   ---------------------------------
        James C. New
        Chairman and Chief Executive Officer

EXECUTIVE


    /s/ Dennis M. Smith, Jr.
   ---------------------------------
        Dennis M. Smith, Jr., M.D.

                                 AMENDMENT NO. 2
                             TO EMPLOYMENT AGREEMENT

          THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT ("AMENDMENT") is made this 8 day of December 2002, by and between AMERIPATH, INC., a Delaware corporation (the "COMPANY") and DENNIS M. SMITH, JR., M.D. (the "EXECUTIVE").

          WHEREAS, the Executive is currently employed by the Company pursuant to an Employment Agreement dated December 1, 1997 (as amended on June 11, 2001, the "AGREEMENT");

          WHEREAS, the Company, Amy Holding Company (the "PARENT"), and Amy Acquisition Corp. have entered into an Agreement and Plan of Merger, dated on or about December 8, 2002 (the "MERGER AGREEMENT"); and

          WHEREAS, in connection with the Merger Agreement, the Company and the Executive wish to amend the Agreement.

          NOW, THEREFORE, in consideration of the Executive's continued employment with the Company and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

          1. EFFECTIVE DATE. This Amendment shall become effective on the closing date of the transactions contemplated by the Merger Agreement (the "EFFECTIVE DATE").

          2. STOCK OPTIONS. On the Effective Date, the Executive will be granted options to purchase at a $1 per share exercise price that number of shares of common stock of the Parent equal to 0.25% of the Parent's common stock outstanding on a fully-diluted basis as of the Effective Date, half of which shall be granted in the form of a time-based option pursuant to an Time-Based Option Agreement substantially in the form of EXHIBIT A hereto and half of which shall be granted in the form of a performance-based option pursuant to a Performance-Based Stock Option Agreement substantially in the form of EXHIBIT B hereto (it being understood that (i) such 0.25% amount has been determined assuming that, on the Effective Date, Welsh, Carson, Anderson & Stowe IX, L.P. and its affiliated investors (collectively, "WCAS") will provide the equity and debt financing contemplated in the financing commitment letters for the transactions contemplated by the Merger Agreement and (ii) if WCAS is required to provide additional equity financing to Parent in order to consummate the transactions contemplated by the Merger Agreement, the equity issued to WCAS in connection with such additional financing will dilute such 0.25% amount on the same basis as other holders of Parent common equity securities).

          3.   AMENDMENTS.

          (a) The last two sentences of Section 7 are deleted in their entirety.

          (b) Section 15(d) of the Agreement is deleted in its entirety and replaced with the following:

     (d)  CHANGE IN CONTROL.

               (1) If, prior to the one-year anniversary of the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated on or about December 8, 2002, among AmeriPath, Inc., Amy Holding Company, and Amy Acquisition Corp., (i) the Term of Employment is terminated by the Company without Cause pursuant to Section 15(c) hereof or
     (ii) the Company requires the Executive to be based at any office or location more than twenty-five (25) miles from that in which the Executive was based at the time this Amendment was executed (except for travel reasonably required in the performance of the Executive's duties and responsibilities under the Agreement) and the Executive elects to terminate the Term of Employment as a result, a "Change of Control Termination" shall be deemed to have occurred.

               (2) In the event of a "Change of Control Termination" under paragraph (1) of this paragraph (d), the Company shall (i) pay to the Executive any accrued and unpaid Base Salary through the effective date of the termination and (ii) pay to the Executive, within 30 days of the termination of his employment hereunder, a lump sum payment equal to one times the Executive's annual Base Salary.

               The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination and payment of compensation for accrued and unused vacation days).

          4. ACKNOWLEDGEMENT. The Company shall use its best efforts to cause its own shareholders and the shareholders of the Parent, as applicable, immediately prior to a Change of Control (as defined in the Executive's Time-Based Stock Option Agreement with AmeriPath Holdings, Inc.) to approve any payment or benefit (the "PAYMENT") that the Company and/or the Parent is required to make to the Executive upon or in connection with the occurrence of a Change of Control of the Company or the Parent in a manner that satisfies
Section 280G(b)(5)(B) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

          5. CONFLICTING TERMS AND SURVIVAL OF AGREEMENT. Except as specifically set forth herein, the Agreement shall remain in full force and effect. In the event the terms of this Amendment shall conflict with the terms of the Agreement, the terms of this Amendment shall control.

          6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together constitute one document.

          7. FINAL AGREEMENT. The Agreement, as amended by this Amendment, constitutes the final agreement between the parties hereto and supercedes any prior or representation, oral or written, among them with respect to the matters set forth in the Agreement and this Amendment.

                  [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties have executed this Amendment on the date set forth above.


                                              AMERIPATH, INC.


                                              By:  /s/ James C. New
                                                   ------------------------
                                                   James C. New
                                                   Chairman and Chief Executive
                                                   Officer


                                              EXECUTIVE:

                                                   /s/ Dennis M. Smith, Jr.
                                              ----------------------------------
                                                  Dennis M. Smith, Jr., M.D.

                                 AMENDMENT NO. 3
                             TO EMPLOYMENT AGREEMENT

          THIS AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT is made this 26th day of March 2003, by and between AMERIPATH, INC., a Delaware corporation (the "COMPANY") and DENNIS M. SMITH, JR., M.D. (the "EXECUTIVE").

          WHEREAS, the Executive is currently employed by the Company pursuant to an Employment Agreement, dated December 1, 1997, as amended June 11, 2001, and further amended December 8, 2002 (the "AGREEMENT");

          WHEREAS, the second amendment to the Agreement, dated December 8, 2002 ("AMENDMENT NO. 2"), contemplated that the Executive would be granted options to purchase capital stock of the Company at an exercise price of $1.00 per share upon the closing date of the transactions contemplated by the Merger Agreement, dated December 8, 2002 (the "MERGER AGREEMENT"), among the Company, Amy Holding Company and Amy Acquisition Corp.;

          WHEREAS, the Executive and the Company have agreed that such options will actually be issued at $6.00 upon the closing date of such transactions, and as such, the Executive and the Company have agreed to further amend the Agreement to reflect such revised exercise price;

          NOW THEREFORE, in consideration of the Executive's continued employment with the Company and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows;

          1. EFFECTIVE DATE. This Amendment No. 3 shall become effective on the closing date of the transactions contemplated by the Merger Agreement.

          2. AMENDMENT. The reference to "$1" as the exercise price of the options to be granted the Executive pursuant to Section 2 of Amendment No. 2 is hereby deleted and replaced with a reference to "$6" as the exercise price for such options.

          3. CONFLICTING TERMS AND SURVIVAL OF AGREEMENT. Except as specifically set forth herein, the Agreement shall remain in full force and effect. In the event the terms of this Amendment No. 3 shall conflict with the terms of the Agreement, the terms of this Amendment No. 3 shall control.

          4. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together constitute one document.

          5.   FINAL AGREEMENT. The Agreement, as amended by this Amendment
No. 3, constitutes the final agreement between the parties hereto and supercedes any prior representation, oral or written, among them with respect to the matters set forth in the Agreement and this Amendment No. 3.

          6. GOVERNING LAW. This Amendment No. 3 shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without reference to principles of conflict of laws.

                  [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties have executed this Amendment on the date set forth above.


                                       AMERIPATH, INC.


                                       By:  /s/ James C. New
                                            -----------------------------------
                                            James C. New
                                            Chairman and Chief Executive Officer


                                       EXECUTIVE

                                            /s/ Dennis M. Smith, Jr.
                                       ----------------------------------------
                                       Dennis M. Smith, Jr., M.D.